UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 13, 2012

COMPUTER TASK GROUP, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

NEW YORK	1-9410	16-0912632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY	14209
(Address of Principal Executive Offices)	(Zip Code)

(716) 882-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 13, 2012, the Company announced the appointment of David H. Klein to its Board of Directors effective September 11, 2012. Mr. Klein will serve as a Class I director, which class will stand for re-election at the Company’s 2013 Annual Shareholder’s Meeting. Mr. Klein was also appointed to serve on the following committees: Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Klein received 13,096 nonqualified stock options with an exercise price of $15.90 as well as an adjusted annual retainer of $16,370.00.

The Board has determined that Mr. Klein is an independent director under the NASDAQ listing standards and the Company’s independence guidelines as set forth in its Corporate Governance Guidelines.

There are no arrangements or undertakings between Mr. Klein and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Klein and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Klein and the Company.

Mr. Klein will participate in the Company’s standard director compensation program.

Mr. Klein has served for the past nine years as the Chief Executive Officer of Lifetime Health Companies. The full text of the press release issued in connection with the announcement is set forth in Exhibit 99.1 which is attached hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release entitled “CTG Appoints David H. Klein to Board of Directors” issued by Computer Task Group, Incorporated on September 13, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2012	COMPUTER TASK GROUP, INCORPORATED

/s/ Peter P. Radetich
Peter P. Radetich
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release entitled “CTG Appoints David H. Klein to Board of Directors” issued by Computer Task Group, Incorporated on September 13, 2012.

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